UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5291 California Avenue, Suite 350
Irvine, California	92617
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2026, Veritone, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with UBS Securities LLC, Needham & Company, LLC and Craig-Hallum Capital Group LLC, as sales agents (collectively, the “Sales Agents”), pursuant to which the Company may offer and sell from time to time, at its option, shares of the Company’s common stock through the Sales Agents. The issuance and sale, if any, of shares of the Company’s common stock under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-280148), which became effective on June 21, 2024 and the related prospectus supplement dated May 21, 2026 (the “Prospectus Supplement”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”). In accordance with the terms of the Sales Agreement, under the Prospectus Supplement, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $50.0 million from time to time through the Sales Agents.

The sale, if any, of shares of the Company’s common stock under the Sales Agreement will be made by any method permitted that is deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Global Market or any other trading market for the Company’s common stock. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell the shares of the Company’s common stock from time to time, based upon the Company’s instructions.

The compensation payable to the Sales Agents as sales agents shall be up to 3.0% of the gross sales price of the shares sold through the sales agents pursuant to the Sales Agreement. In addition, the Company will reimburse the Sales Agents for certain expenses incurred in connection with the Sales Agreement, and the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

The Company is not obligated to sell any shares of common stock under the Sales Agreement. The offering of shares of common stock pursuant to the Sales Agreement will terminate upon (a) the election of the Sales Agents upon the occurrence of certain adverse events, (b) ten days’ advance notice from the Company to the Sales Agents or ten days’ advance notice from any Sales Agent, on behalf of itself, to the Company or (c) otherwise by mutual agreement of the parties pursuant to the terms of the Sales Agreement.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the legal opinion of Cooley LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock discussed herein, nor shall there be any offer, solicitation, or sale of the shares of common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, by and among Veritone, Inc., UBS Securities LLC, Needham & Company, LLC and Craig-Hallum Capital Group LLC, dated May 21, 2026.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	VERITONE, INC.

	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer